                                Exhibit 23(m)(1)

                    12b-1 Plan Class A/B/C Shares Amendment

                    AMENDMENT TO THE PLAN OF DISTRIBUTION OF

                         TRANSAMERICA IDEX MUTUAL FUNDS

                              CLASS A, B & C SHARES

     THIS AMENDMENT is made as of October 27, 2006 to the Plan of Distribution of Class A, B & C Shares, as amended, of Transamerica IDEX Mutual Funds (formerly, IDEX Mutual Funds) for the following.

     1. SCHEDULE A. Schedule A has been amended as of October 27, 2006 to include all current participating series of Transamerica IDEX Mutual Funds.

     In all other respects, the Plan of Distribution of Class A, B & C Shares, as amended, is confirmed and remains in full force and effect.

     The parties hereto have caused this amendment to be executed as of October 27, 2006.

                                      TRANSAMERICA IDEX MUTUAL FUNDS


                                      By:
                                          ------------------------------------
                                      Name: John K. Carter
                                      Title: President & Chief Executive Officer

                                   Schedule A

PARTICIPATING FUNDS AS OF OCTOBER 27, 2006

                  TA IDEX American Century Large Company Value
                TA IDEX Asset Allocation - Conservative Portfolio
                   TA IDEX Asset Allocation - Growth Portfolio
              TA IDEX Asset Allocation - Moderate Growth Portfolio
                  TA IDEX Asset Allocation - Moderate Portfolio
                  TA IDEX Clarion Global Real Estate Securities
                          TA IDEX Evergreen Health Care
                             TA IDEX Jennison Growth
                        TA IDEX MFS International Equity
                             TA IDEX Marsico Growth
                    TA IDEX Multi-Manager International Fund
                         TA IDEX PIMCO Real Return TIPS
                           TA IDEX PIMCO Total Return
                        TA IDEX Protected Principal Stock
                       TA IDEX Legg Mason Partners All Cap
                   TA IDEX Legg Mason Partners Investors Value
                         TA IDEX T. Rowe Price Small Cap
                   TA IDEX T. Rowe Price Tax-Efficient Growth
                      TA IDEX Templeton Transamerica Global
                          TA IDEX Transamerica Balanced
                   TA IDEX Transamerica Convertible Securities
                           TA IDEX Transamerica Equity
                      TA IDEX Transamerica Flexible Income
                    TA IDEX Transamerica Growth Opportunities
                      TA IDEX Transamerica High-Yield Bond
                        TA IDEX Transamerica Money Market
                    TA IDEX Transamerica Science & Technology
                    TA IDEX Transamerica Small/Mid Cap Value
                       TA IDEX Transamerica Value Balanced